Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 15, 2026, with respect to the consolidated financial statements of Terra Innovatum Global N.V., incorporated herein by reference.

/s/ KPMG Accountants N.V.

Amstelveen, The Netherlands

July 2, 2026